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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                       NOVEMBER 7, 2007 (NOVEMBER 1, 2007)



                            SYSVIEW TECHNOLOGY, INC.
               (Exact name of Registrant as specified in charter)

          Delaware                    000-25839                 59-3134518
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)


                              1772 Technology Drive
                           San Jose, California 95110
                    (Address of principal executive offices)

   Registrant's telephone number, including area code: (408) 436-9888 Ext. 207

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13(e)-4(c))



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                           FORWARD LOOKING STATEMENTS

         This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other risk factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

         In this Form 8-K, references to "we," "our," "us," "Company," "Sysview Technology" or "Registrant" refer to Sysview Technology, Inc., a Delaware corporation.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Effective November 1, 2007, Mr. William Hawkins resigned as the Interim Chief Financial Officer of Sysview Technology.

(c) Effective November 1, 2007, Sysview Technology's board of directors (the "Board") appointed Ms. (Martha) Carolyn Ellis as Sysview Technology's Chief Financial Officer.

         Ms. Ellis has been an independent contractor to Sysview Technology since April 2006 in charge of and supervising its financial reporting obligations. Prior to her work with Sysview Technology, Ms. Ellis served as a director, secretary and treasurer of Knovative, Inc., a telecommunications research and development company that she co-founded in 2003 and where she remains a member of the board of directors today. From April 2000 until she co-founded Knovative, Ms. Ellis served as the Vice President of Finance for Correlant Communications, a company in the telecommunications industry. Ms. Ellis has been a certified public accountant since 1989. She earned her bachelor's degree in economics and accounting from Hendrix College in 1986 and her master's degree in business administration from the University of New Mexico in 1994.

THE EMPLOYMENT AGREEMENT

         Sysview Technology entered into an Employment Agreement with Ms. Ellis on November 1, 2007. Under the terms of the Employment Agreement, Ms. Ellis is appointed Chief Financial Officer of Sysview Technology for an initial term ("Term") of twelve (12) months, which is automatically extended for additional one (1) year periods unless either party notifies the other party at least 90 days prior to the expiration of the then existing Term of its intention not to extend the Term. Additionally, Ms. Ellis is to receive an annual salary of $135,000 and, at the discretion of the compensation committee of Sysview

Technology's Board, may be eligible for an annual bonus which amount, if any, and payment will be determined by the compensation committee. Ms. Ellis is also granted options to purchase shares of Sysview Technology's common stock. In connection therewith, Ms. Ellis entered into a Stock Option Agreement with the Company, described below. Further, the Employment Agreement provides Ms. Ellis with employee health insurance and the right to participate in any other employee benefit plans established by Sysview Technology and our professional employer organization.

         Sysview Technology may terminate for cause the Employment Agreement upon written notice if at any time Ms. Ellis: (a) engages in misconduct that may have a material adverse effect on the business and affairs of Sysview Technology; (b) disregards the legal instructions of the Board consistent with her position relating to the business of Sysview Technology or neglects or fails to discharge her duties so as to materially and adversely affect the business and affairs of Sysview Technology; (c) engages in any activity in competition with Sysview Technology; (d) is convicted of felony or (e) habitually abuses alcohol or controlled substances. Such termination for cause, however, is predicated on Ms. Ellis first receiving a notice from the Board advising her of the specific acts or omissions constituting a cause for termination, and her subsequent failure to correct such acts or omissions after a reasonable opportunity (at least 10 days from her receipt of the Board's notice) to do so. The Employment Agreement terminates automatically upon Ms. Ellis' death. If our termination breaches the terms of the Employment Agreement, Ms. Ellis is entitled to receive three (3) months salary at the salary rate set in the Employment Agreement ("Severance Payment"), and Sysview Technology will pay 100% of the C.O.B.R.A. premiums for three (3) months after her termination ("C.O.B.R.A. Payments"). Ms. Ellis will also be entitled to receive any previously declared bonus.

         On the other hand, Ms. Ellis may terminate the Employment Agreement upon a 30-day written notice if: (i) Ms. Ellis is no longer the Chief Financial Officer or its equivalent; (ii) Sysview Technology materially reduces Ms. Ellis' duties and responsibilities; (iii) Sysview Technology requires Ms. Ellis to relocate outside of the 60-mile radius of San Jose, California; (iv) Ms. Ellis' compensation or other benefits are reduced by ten percent or more; (v) a successor to Sysview Technology does not assume the Employment Agreement; (vi) Sysview Technology materially breaches the Employment Agreement and fails to cure within 30 days of written notice from Ms. Ellis of such breach or (vii) Sysview Technology undergoes a change of control event. Ms. Ellis must submit her termination notice within 90 days after the occurrence of any of the events described in (i) through (vi), and within three years after the occurrence of the even described in (vii). Upon such termination, Ms. Ellis is entitled to receive the lesser of her remaining salary due under the Employment Agreement or three (3) months salary at her then current annual salary rate ("Enhanced Severance Payment") and the C.O.B.R.A. Payments. However, if the occurrence of any of the events described in (i) through (vi) is the result of a Board action necessitated by financial hardship of Sysview Technology, then Ms. Ellis will waive her right to claim the Enhanced Severance Payment. She may terminate the Employment Agreement within 30 days of such Board action, and receive the Severance Payment and the C.O.B.R.A. Payments. Ms. Ellis may also terminate the Employment Agreement without cause upon a 30-day written notice, provided that she will not be entitled to receive the Severance Payment or any additional compensation for such termination.

         The Employment Agreement also contains restrictive covenants preventing competition with Sysview Technology during her employment and for a period of one (1) year after termination (including contact with or solicitation of the customers, employees or suppliers of Sysview Technology), and also covenants preventing the use or disclosure of confidential business information during or at any time after termination of her employment. However, if the Employment Agreement is terminated by Ms. Ellis under any of the circumstances described in
(i) through (vi) above, then the covenant against competition is reduced to the number of months remaining under the Employment Agreement at the time of termination plus six (6) months thereafter.

THE OPTIONS AND THE STOCK OPTION AGREEMENT

         Under the Employment Agreement, Ms. Ellis is granted 150,000 options to purchase shares of Sysview Technology's common stock ("Option Shares") at an exercise price of $0.60 per share for a period of seven (7) years, and pursuant thereto, she entered into the Stock Option Agreement with the Company. The options may be exercised on a cashless basis. The options will vest and become exercisable on the 12-month anniversary date of their issuance date. However, at any time Sysview Technology undergoes a change of control event, the options will become vested and immediately exercisable at any time within 12 months after the effective date of the change of control event. Additionally, Sysview Technology must use its best efforts to register the Option Shares no later than 120 days after the change of control event, unless doing so is counter to the advice of counsel or would not be in the best interest of the Company, in which case Sysview Technology will have an additional 60 days to comply with its obligation to register the Option Shares.

         The Stock Option Agreement provides certain anti-dilution adjustments. Thus, in the event Sysview Technology declares or pays a dividend on its common stock in common stock or other securities, or subdivides the outstanding common stock, then upon the exercise of the options, for each share of common stock acquired, Ms. Ellis will receive the number and kind of securities that she would have been entitled to received had she owned such share of common stock on the date the dividend or subdivision occurred. Upon any event that results in a change of the number and/or class of securities issuable upon the exercise of the options, Ms. Ellis will receive, upon exercise of the options, the number and kind of securities and property that she would have been entitled to received had she exercised immediately prior to such event. If the number of outstanding shares of Sysview Technology's common stock is reduced, the exercise price of the options will be proportionally increased. Lastly, any plan of consolidation, merger, sale or conveyance of all or substantially all assets by Sysview Technology (excepting a plan of complete liquidation) must provide that Ms. Ellis will have the right to acquire and receive, upon exercise of the options, such stock shares, securities or assets equivalent to the number of shares of Sysview Technology common stock that she would have received had the consolidation, merger sale or conveyance not occurred.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS.

99.1 Employment Agreement between Sysview Technology, Inc. and Carolyn Ellis dated November 1, 2007

99.2 Option Agreement between Sysview Technology, Inc. and Carolyn Ellis dated November 1, 2007

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SYSVIEW TECHNOLOGY, INC.


Date: November 7, 2007                 By:  /s/ Darwin Hu
                                            ------------------------------------
                                            Darwin Hu,
                                            Chief Executive Officer